                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement.

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to (section) 240.14a-11(c) or
      (section) 240.14a-12

                                  Bluefly, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------
      5)  Total fee paid:


          ----------------------------------------------------------------------



[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:


          ----------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------
      3)  Filing Party:


          ----------------------------------------------------------------------
      4)  Date Filed:


          ----------------------------------------------------------------------

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 9, 1999

                          ----------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Bluefly, Inc. (the "Corporation") will be held at 5:00 P.M., local time, on December 9, 1999, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York, for the following purposes:

1. To elect three Class 1 directors of the Corporation to hold office until the next annual meeting of shareholders and to elect three Class 2 directors of the Corporation to hold office until the annual meeting of shareholders in 2001;

2. To approve amendments to the Bluefly, Inc. 1997 Stock Option Plan, as amended (the "Plan"), to (i) increase the aggregate number of shares of the Corporation's common stock (the "Common Stock") which may be the subject of options granted pursuant to the Plan from 500,000 shares to 1,500,000 shares; (ii) decrease the number of options initially granted pursuant to the Plan to each non-employee director upon election or appointment as a director from 5,000 shares to 3,750 shares of Common Stock; and (iii) increase the size of the annual option grant made pursuant to the Plan to each non-employee director who is a member of the Board of Directors on April 30 of each year during the term of the Plan from 2,500 shares to 3,750 shares of Common Stock; and

3.   To transact such other business as may properly come before the meeting.

     Only holders of record of the Common Stock and the Corporation's Series A Convertible Preferred Stock at the close of business on October 28, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such Shareholders may vote in person or by proxy.

     In September 1999, the Board of Directors of the Corporation amended the Corporation's Amended and Restated By-laws (the "By-Laws") to bring them into conformity with certain provisions of the New York Business Corporation Law enacted since the By-laws were originally adopted. Specifically, the Board of Directors approved amendments that (i) change from fifty to sixty days the maximum number of days allowed between the date of the annual meeting of the Corporation's shareholders and the record date for determining shareholders entitled to vote at such a meeting and (ii) change from fifty to sixty days the maximum number of days allowed between the date of the annual meeting of the Corporation's shareholders and the date on which notice of such a meeting must be provided to shareholders entitled to vote at such a meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ E. KENNETH SEIFF
                                          E. KENNETH SEIFF
                                          President and Chief Executive Officer

November 5, 1999

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018
                          ----------------------------

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Bluefly, Inc., a New York corporation (the "Corporation"), of proxies to be used at the annual meeting of shareholders of the Corporation to be held at 5:00 P.M., local time, on December 9, 1999, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

1. To elect three Class 1 directors of the Corporation to hold office until the next annual meeting of shareholders and to elect three Class 2 directors of the Corporation to hold office until the annual meeting of shareholders in 2001;

2. To approve amendments (the "Plan Amendments") to the Bluefly, Inc. 1997 Stock Option Plan, as amended (the "Plan"), to (i) increase the aggregate number of shares of the Corporation's common stock (the "Common Stock") which may be the subject of options granted pursuant to the Plan from 500,000 shares to 1,500,000 shares; (ii) decrease the number of options initially granted pursuant to the Plan to each non-employee director upon election or appointment as a director from 5,000 shares to 3,750 shares of Common Stock; and (iii) increase the size of the annual option grant made pursuant to the Plan to each non-employee director who is a member of the Board of Directors on April 30 of each year during the term of the Plan from 2,500 shares to 3,750 shares of Common Stock; and

3.   To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock and shares of the Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below; (ii) in favor of the proposal to approve the Plan Amendments; and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Chief Executive Officer of the Corporation, or by the vote of a shareholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and accompanying form of proxy is November 8, 1999.

                                     VOTING

     Holders of record of the Common Stock and the Series A Preferred Stock as of the close of business on October 28, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the shareholders at the meeting, except the election of the one member of the Board of Directors who is elected by the holders of Series A Preferred Stock voting separately as a class (the "Series A Preferred Designee"). The initial Series A Preferred Designee was elected by vote of the holders of Series A Preferred Stock on August 26, 1999. Each share of Series A Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such share is convertible as of the Record Date. As of that date, each share of Series A Preferred Stock is convertible into approximately 1.9 shares of Common Stock. Each share of Series A Preferred Stock, therefore, entitles the holder thereof to two votes on all matters to come before the meeting. Neither the Common Stock nor the Series A Preferred Stock is entitled to cumulative voting.

     Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. As of October 28, 1999, there were 4,920,206 shares of Common Stock outstanding, each entitled to one vote, and 500,000 shares of Series A Preferred Stock outstanding, each entitled to two votes. The total number of votes entitled to be cast at the meeting is, therefore, 5,920,206. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The favorable vote of a plurality of the votes cast by holders of Common Stock and Series A Preferred Stock present in person or represented by proxy at the meeting is necessary to elect the nominees for the directors of the Corporation; and the favorable vote of a majority of the votes cast by holders of shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the meeting is necessary to approve the Plan Amendments. Abstentions are not counted as votes cast and, therefore, abstentions will have no effect on the proposals being considered. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares of Common Stock and Series A Preferred Stock will not be included in the vote totals and, therefore, will have no effect on the vote. The Board of Directors recommends a vote FOR each of the proposals set forth above.

                          ITEM 1. ELECTION OF DIRECTORS

     In October 1999, the directors of the Corporation increased the number of directors constituting the entire Board of Directors to seven . The Corporation's Amended and Restated By-laws provide that when the Corporation has six or more directors, the Board of Directors will be divided into two classes (Class 1 and Class 2), with members of each class serving for staggered two-year terms. Class 1 will consist of four directors and Class 2 will consist of three directors. The Board of Directors has made the initial designation of directors to each of the two classes, as indicated in the table below. The Series A Preferred Designee elected to the board on August 26, 1999 has been designated a Class 1 director. The initial Class 1 directors will serve until the next annual meeting of the shareholders and Class 1 directors elected thereafter will serve a two-year term. The initial Class 2 directors will serve until the annual meeting of the shareholders in 2001 and Class 2 directors elected thereafter will likewise serve a two-year term.

     Three Class 1 directors and three Class 2 directors are to be elected at the meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. With the exception of Mr. Goldstein and Ms. Saltzman, all such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The following information is supplied with respect to the nominees for election as directors of the Corporation:

        NOMINEES FOR CLASS 1 DIRECTOR AND SERIES A PREFERRED DESIGNEE


                                                            DIRECTOR OF THE
NAME OF DIRECTOR                                  AGE      CORPORATION SINCE
----------------                                  ---      -----------------
Red Burns                                          74       1998 to present
Martin Miller                                      69       1991 to present
Robert G. Stevens                                  46       1996 to present
Neal Moszkowski (Series A Preferred Designee)      33       1999 to present


     GOLDIE BURNS (AKA RED BURNS) has served as a director of the Corporation since August 1998. Since September 1983, she has been a faculty member of New York University, where she is currently Chairman and Professor of the Interactive Telecommunications Program and has been named the Tokyo Broadcasting System Chair.

     MARTIN MILLER has served as a director of the Corporation since July 1991. Since October 1997, Mr. Miller has been a partner in the Belvedere Fund, L.P., a fund of hedge funds. From September 1986 to October 1997, Mr. Miller was the President and a director of Baxter International, Inc., a New York based apparel wholesaler. From January 1990 to April 1996, Mr. Miller was the Chairman of Ocean Apparel, Inc., a Florida based sportswear firm.

     NEAL MOSZKOWSKI has served as director of the Corporation since August 1999. Since August 1998, Mr. Moszkowski has been a partner of Soros Private Equity Partners LLC ("Soros"). Prior to joining Soros, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman Sachs & Co., an investment banking firm, in its Principal Investment Area. He joined Goldman Sachs & Co. in August 1993. Mr. Moszkowski is also a director of Integra Life Sciences Holdings Corporation, a biotechnology company. He received a B.A. from Amherst College and an M.B.A. from Stanford University.

     ROBERT G. STEVENS has served as a director of the Corporation since December 1996. Since December 1994, Mr. Stevens has been a Vice President of Mercer Management Consulting, Inc., a management consulting firm. From November 1992 to December 1994, Mr. Stevens was a Principal at Mercer. Effective November 3, 1999, Mr. Stevens has agreed to act as a consultant to the Corporation and to begin to serve, on or before January 1, 2000, as the Corporation's Executive Vice President. For details on the terms of Mr. Stevens' employment agreement with the Corporation, please refer to the paragraph titled "Certain Relationships and Related Transactions" on page 11 of this proxy statement.

                          NOMINEES FOR CLASS 2 DIRECTOR


                                                    DIRECTOR OF THE
NAME OF DIRECTOR                      AGE          CORPORATION SINCE
----------------                      ---          -----------------
E. Kenneth Seiff                      34            1991 to present
Mark H. Goldstein                     38
Ellin J. Saltzman                     62


     E. KENNETH SEIFF, the founder of the Corporation, has served as the Corporation's Chairman of the Board, Chief Executive Officer and Treasurer since its inception in April 1991. He became the President of the Corporation in October 1996.

     MARK H. GOLDSTEIN has served as an Internet Executive at Softbank Holdings, a venture capital fund that specializes in investments in Internet companies, since August 1999. From September 1997 to July 1999, Mr. Goldstein served as the Chief Executive Officer of Impulse Buy Network, a developer of direct marketing applications for the Internet, that was acquired by Inktomi Corporation in April 1999. From September 1995 to March 1997, Mr. Goldstein served as Executive Vice President of Firefly Networks, a software development subsidiary of Microsoft Corporation.

     ELLIN J. SALTZMAN served as Vice President and Corporate Fashion Director of The Limited, Inc. from 1994 to 1997. From 1992 to 1994, Ms. Saltzman served as Senior Vice President and Fashion Director for Bergdorf Goodman. From 1989 to 1992, she served as Senior Vice President and Corporate Fashion Director for R.H. Macy & Co., and from 1974 to 1989, she held the same position with Saks Fifth Avenue. Since 1997, Ms. Saltzman has been an independent consultant to various companies in the fashion industry. Ms. Saltzman received a B.A. from Smith College.

                              MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1998, the Board of Directors met, or acted by unanimous written consent, on eleven occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he or she served during the 1998 fiscal year.

     The Board of Directors has established an Audit Committee ("Audit Committee") comprised of Neal Moszkowski and Martin Miller. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Corporation's outside auditors, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. During the fiscal year ended December 31, 1998, the Audit Committee, then comprised of Mr. Miller and Robert G. Stevens, met, or acted by unanimous written consent, on three occasions.

     The Board of Directors also has established an Option Plan/Compensation Committee ("Option Plan/Compensation Committee") consisting of Neal Moszkowski and Martin Miller. The Option Plan/Compensation Committee administers the Plan, establishes the compensation levels for executive officers and key personnel and oversees the Corporation's bonus plans. During the fiscal year ended December 31, 1998, the Option Plan/Compensation Committee, then comprised of Mr. Miller and Robert G. Stevens, met, or acted by unanimous written consent, on nine occasions.

     The Board of Directors has no standing nominating committee.

                                SHARE OWNERSHIP

COMMON STOCK

     The following table and notes set forth certain information regarding the beneficial ownership of the Common Stock as of October 28, 1999 by all person(s) known by the Corporation to be the beneficial owner of more than 5% of the Common Stock, by each director and nominee for director of the Corporation, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, the Corporation believes that each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Common Stock owned by such beneficial owner.

                                                                     NUMBER OF SHARES        PERCENT OF
NAME (1)                                                            BENEFICIALLY OWNED     COMMON STOCK(2)
--------                                                            ------------------     ---------------
E. Kenneth Seiff..................................................      534,449(3)(4)         10.8%

Red Burns.........................................................        5,000(5)               *

Mark H. Goldstein.................................................            -                  -

Martin Miller.....................................................       20,750(6)(7)            *

Neal Moszkowski (8)...............................................            -                  -

Ellin J. Saltzman.................................................            -                  -

Robert G. Stevens.................................................       30,439(9)               *

Quantum Industrial Partners LDC...................................      848,400(10)           14.7

George Soros .....................................................      876,190(11)           15.1

All directors and executive officers as a group (6 persons).......      650,659(12)           11.7


-------------

*    Less than 1%.
(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of options, warrants or preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or preferred stock but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Includes 3,000 shares of Common Stock held by Nicole Seiff, the wife of E. Kenneth Seiff, as to which Mr. Seiff disclaims beneficial ownership.
(4) Includes 32,292 shares of Common Stock issuable upon exercise of options granted under the Plan.
(5) Includes 5,000 shares of Common Stock issuable upon exercise of options granted under the Plan.
(6) Includes 3,000 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(7) Includes 7,500 shares of Common Stock issuable upon exercise of options granted under the Plan.
(8) Mr. Moszkowski's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 33rd Floor, New York, New York 10106.
(9) Includes 7,500 shares of Common Stock issuable upon exercise of options granted under the Plan.

(10) Represents 848,400 shares of Common Stock issuable upon conversion of 445,410 shares of Series A Preferred Stock (the "QIP Shares") held in the name of Quantum Industrial Partners LDC ("QIP"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. The sole general partner of QIP is QIH Management Investor L.P., a Delaware limited partnership ("QIHMI"), which is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management, Inc., a Delaware corporation ("QIH Management"). Mr. George Soros ("Mr. Soros"), the sole shareholder of QIH Management, has entered into an agreement with Soros Fund Management LLC, a Delaware limited liability company ("SFM LLC"), pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM LLC, and Mr. Stanley F. Druckenmiller, as Lead Portfolio Manager of SFM LLC, may each be deemed to have shared voting power and shared investment power with respect to the QIP Shares. Accordingly, each of QIHMI, QIH Management, SFM LLC and Messrs. Soros and Druckenmiller may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(11) Represents both (i) 27,790 shares of Common Stock issuable upon conversion of 14,590 shares of Series A Preferred Stock (the "SFMDI Shares") held in the name of SFM Domestic Investments LLC, a Delaware limited liability company ("SFMDI"), and (ii) the QIP Shares referenced in Note 8 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(12) Includes 109,700 shares of Common Stock issuable upon exercise of options granted under the Plan.

SERIES A PREFERRED STOCK

     The following table and notes set forth certain information regarding the beneficial ownership of the Series A Preferred Stock as of October 28, 1999 by all person(s) known by the Corporation to be the beneficial owner of more than 5% of the Series A Preferred Stock, by each director and nominee for director of the Corporation, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, the Corporation believes that each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Series A Preferred Stock owned by such beneficial owner.


                                                                      NUMBER OF SHARES          PERCENT OF
NAME (1)                                                             BENEFICIALLY OWNED      PREFERRED STOCK(2)
--------                                                             ------------------      ------------------
Quantum Industrial Partners LDC...................................       445,410(3)                89.1%

George Soros .....................................................       473,200(4)                94.6

E. Kenneth Seiff .................................................             -                     -

Red Burns.........................................................             -                     -

Mark H. Goldstein.................................................             -                     -

Martin Miller.....................................................             -                     -

Neal Moszkowski (5)...............................................             -                     -

Ellin J. Saltzman.................................................             -                     -

Robert G. Stevens.................................................             -                     -

All directors and executive officers as a group (6 persons).......             -                     -


-------------
(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Series A Preferred Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Represents the QIP Shares held in the name of QIP. QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. The sole general partner of QIP is QIHMI, which is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. Mr. Soros, the sole shareholder of QIH Management, has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM LLC, and Mr. Stanley F. Druckenmiller, as Lead Portfolio Manager of SFM LLC, may each be deemed to have shared voting power and shared investment power with respect to the QIP Shares. Accordingly, each of QIHMI, QIH Management, SFM LLC and Messrs. Soros and Druckenmiller may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(4) Represents both (i) the SFMDI Shares held in the name of SFMDI, and (ii) the QIP Shares referenced in Note 3 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Mr. Moszkowski's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

                      EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.


NAME                               AGE     POSITIONS AND OFFICES PRESENTLY HELD
----                               ---     ------------------------------------
E. Kenneth Seiff  ................ 34     Chairman of the Board, Chief Executive
                                          Officer, President and Treasurer

Patrick C. Barry.................. 36     Executive Vice President of Operations
                                          and Chief Financial Officer

Jonathan B. Morris................ 31     Executive Vice President and Secretary

----------------

     Following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

     PATRICK C. BARRY has served as the Executive Vice President of Operations of the Corporation since July 1998 and as the Chief Financial Officer of the Corporation since August 1998. From June 1996 until July 1998, Mr. Barry served as the Chief Financial Officer and Vice President of Operations at Audible, Inc., an Internet commerce and content provider. From March 1995 to June 1996, Mr. Barry was the Chief Financial Officer of Warner Music Enterprises, Inc., a direct marketing subsidiary of Time Warner, Inc. From July 1993 until March 1995, Mr. Barry served as the Controller of Book-of-the-Month Club, Inc., a direct marketing subsidiary of Time Warner, Inc.

     JONATHAN B. MORRIS has served as the Executive Vice President and Secretary of the Corporation since June 1998. From November 1995 until June 1998, Mr. Morris was an attorney at Brown Raysman Millstein Felder & Steiner, LLP, a law firm. From September 1993 until November 1995, Mr. Morris was an attorney at Mudge Rose Guthrie Alexander & Ferndon, a New York based law firm.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to the Chief Executive Officer of the Corporation for the Corporation's fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 (each person appearing in the table is referred to as a "Named Executive"). No other executive officer of the Corporation received total annual compensation from the Corporation in excess of $100,000 during these years.


                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                    ----------------------------------------------------

                                          ANNUAL COMPENSATION               AWARDS                      PAYOUTS
                           ---------------------------------------- ----------------------------  ----------------------
                                                                                    SECURITIES
                                                      OTHER ANNUAL   RESTRICTED     UNDERLYING       LTIP      ALL OTHER
         NAME AND                  SALARY     BONUS   COMPENSATION     STOCK       OPTIONS/SARS    PAYOUTS   COMPENSATION
   PRINCIPAL POSITION      YEAR      ($)       ($)        ($)         AWARDS($)        (#)           ($)          ($)
-----------------------  ------- --------- --------- -------------- ------------- -------------- ----------- --------------
E. Kenneth Seiff           1998   165,000    25,000      1,235             --        25,000(1)         --        --
  Chairman of the          1997   164,461        --      1,235             --            --            --        --
  Board, Chief             1996    89,115   144,759         --             --            --            --        --
  Executive
  Officer, President
  and Treasurer


---------
(1) Options granted at an exercise price equal to the fair market value on the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options to the Named Executives during the fiscal year ended December 31, 1998. All of such stock options were granted under the Plan.

                          NUMBER OF SECURITIES              % OF TOTAL OPTIONS
                           UNDERLYING OPTIONS               GRANTED TO EMPLOYEES             EXERCISE OR BASE
      NAME                     GRANTED (#)                   IN FISCAL YEAR (%)                   PRICE ($)         EXPIRATION DATE
-------------------  -------------------------------   -------------------------------   ------------------------  -----------------
E. Kenneth Seiff(1)              25,000                           11.3                             2.17                 02/26/08

---------
(1) Options granted at an exercise price equal to the fair market value on the date of grant and may be exercised until the earlier of (i) the tenth anniversary of the date of grant; (ii) 30 days after the date on which the optionee's employment is terminated for any reason other than (a) Cause,
     (b) retirement or mental or physical disability, or (c) death; (iii) immediately upon the termination of the optionee's employment for Cause;
     (iv) three months after the date on which the optionee's employment is terminated by reason of retirement or one year after the optionee's employment is terminated by reason of mental or physical disability or (v)
     (a) 12 months after the date on which the optionee's employment is terminated by reason of the death or (b) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. Options are transferable only by will and by the laws of descent and distribution. However, the optionee may, with the permission of the Compensation Committee, designate one or more beneficiaries to exercise his rights under, and to receive any property distributable pursuant to, the option upon the optionee's death.

     On January 22, 1999, the Board of Directors awarded Mr. Seiff a bonus for the fiscal year ended December 31, 1998 consisting of an option to purchase 50,000 shares of Common Stock at $15.09 per share (which represents 110% of the fair market value on the date of grant). The option vests monthly over a four year period as follows: 12.5% of the option vests on the six-month anniversary of the date of grant and 2.0833% of the option vests each month thereafter until it has completely vested.

     The Corporation does not currently grant stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and the unexercised options held at December 31, 1998. None of the Named Executives exercised any outstanding options during the fiscal year ended December 31, 1998.

                                  ECURITIES UNDERLYING UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                          DECEMBER 31, 1998 (#)                             AT DECEMBER 31, 1998 ($)(1)
---------------------  ------------------------------------------------------  --------------------------------------------------
      NAME                    EXERCISABLE               UNEXERCISEABLE               EXERCISABLE           UNEXERCISEABLE
---------------------  -------------------------  ---------------------------  ---------------------  ---------------------------
E. Kenneth Seiff                 n/a                         25,000                      n/a                  199,000

---------
(1) Represents the value of unexercised, in-the-money stock options at December 31, 1998, using the $10.125 closing price of the Common Stock on that date.

EMPLOYMENT AGREEMENTS

     The Corporation has an employment agreement, which was amended on May 21, 1997, with E. Kenneth Seiff, its Chief Executive Officer. The amended employment agreement, which expires on January 1, 2000, provides for a base salary of $250,000 subject to increase by the Board of Directors, and an annual bonus to be determined by the Board of Directors but not to exceed Mr. Seiff's annual salary for the year in question. At the discretion of the Board of Directors, all or part of such bonus may be paid through the issuance to Mr. Seiff of capital stock of the Corporation or stock options issued pursuant to the Plan, provided that, at the request of Mr. Seiff, a portion of such bonus sufficient to pay any income taxes arising from such bonus will be paid in cash rather than in capital stock of the Corporation. If the employment agreement is terminated by the Corporation other than for cause, the Corporation would be obligated to pay Mr. Seiff, in installments, an amount equal to the total salary due him over the remaining term of the agreement. In addition, the Corporation maintains a $1.2 million key person life insurance policy on the life of Mr. Seiff. The Corporation and Mr. Seiff expect to extend Mr. Seiff's employment agreement prior to its expiration on January 1, 2000.

DIRECTORS' COMPENSATION

     The Corporation's directors are entitled to a cash stipend of $500 for each board or committee meeting attended in person and are reimbursed for expenses incurred on behalf of the Corporation. They do not otherwise receive any cash compensation for their services as members of the Board of Directors.

     In accordance with the Plan, each non-employee director who was a member of the Board of Directors on the closing of the Corporation's initial public offering on May 21, 1997 was granted on such date an option to purchase 5,000 shares of Common Stock. Under the current terms of the Plan, each person who subsequently becomes a non-employee director automatically will be granted an option to purchase 5,000 shares of Common Stock on the date such person becomes a non-employee director. In addition, each non-employee director who is a member of the Board of Directors on April 30 of a year automatically will be granted an option to purchase 2,500 shares of Common Stock on May 1 of the following year. However, upon approval of the Plan Amendments, the number of shares subject to options granted to non-employee directors, on becoming members of the Board of Directors and subsequently on April 30 of each year, will be decreased to 3,750 shares and increased to 3,750 shares, respectively, as described below. The Corporation's directors received a one-time option grant to purchase 2,000 shares of Common Stock each on January 27, 1999. All options issued to non-employee directors have an exercise price equal to the fair market value of the shares of Common Stock on the date of grant and have a term of 10 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 3, 1999, the Corporation entered into an employment agreement with Robert G. Stevens, a director of the Corporation. Mr Stevens has agreed to serve as the Corporations's Executive Vice President for a term of four years, which will begin on or before January 1, 2000. In compensation for his services, Mr. Stevens will receive an annual base salary of $175,000 subject to increase by the Board of Directors and an annual bonus to be determined by the Board of Directors. Mr. Stevens has also been granted an option to purchase 100,000 shares of Common Stock, subject to shareholder approval of the Plan Amendments discussed below. Mr. Stevens' option is exercisable at the fair market value of the Common Stock on the date of the grant and vests monthly over a four year period according to the following schedule: 12.5% of the option vests on the six-month anniversary of the date of grant and 2.0833% of the option vests each month thereafter until the option has completely vested. Mr. Stevens has agreed to act as a consultant to the Corporation until the term of his service as Executive Vice President begins.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of the Common Stock (collectively, the "Reporting Persons") to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Reporting Persons are required to furnish the Corporation with copies of all such reports. To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and certain representations of the Reporting Persons, the Corporation believes that during the 1998 fiscal year all Reporting Persons complied with all applicable Section 16(a) reporting requirements, except that (i) Jonathan Morris' initial statement of beneficial ownership on Form 3 upon his appointment as an Executive Vice President of the Corporation was inadvertently filed late but was filed on July 15, 1998 and (ii) Martin Miller's annual statement of beneficial ownership on Form 5 was inadvertently filed late but was filed on October 13, 1999.

                    ITEM 2. APPROVAL OF THE PLAN AMENDMENTS

     On March 5, 1997, the Board of Directors adopted, and the shareholders approved, the Bluefly, Inc. 1997 Stock Option Plan. The Plan originally provided for the issuance of options (each an "Option") to purchase up to an aggregate of 200,000 shares of Common Stock. At the 1998 annual meeting, the shareholders approved an amendment to the Plan which increased the aggregate number of shares of Common Stock which may be the subject of Options granted pursuant to the Plan to 500,000 shares. These shares are issuable under the Plan pursuant to either Incentive Stock Options ("ISOs") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted to officers and key employees of the Corporation, or Non-Qualified Stock Options ("NQSOs") granted to officers, key employees, consultants and non-employee directors. The Corporation currently has sixty-three officers and key employees, five consultants and four non-employee directors. The Plan is designed to provide an incentive to officers, key employees, consultants and non-employee directors of the Corporation by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the growth and performance of the Corporation. As of October 28, 1999, Options to purchase 631,816 shares of Common Stock have been granted and remain outstanding under the Plan, of which 131,816 of the Options were granted subject to shareholder approval of the Plan Amendments set forth below.

Proposed Amendments

     The Board of Directors believes that certain amendments to the Plan would assist the Corporation in attracting, motivating and retaining experienced officers, employees, consultants and directors. Accordingly, on January 27, 1999 and October 26, 1999, the Board of Directors approved amendments to the Plan, subject to shareholder approval, which would (i) increase the aggregate number of shares of Common Stock which may be the subject of options granted pursuant to the Plan from 500,000 shares to 1,500,000 shares; (ii) decrease the number of shares subject to the initial option grant made pursuant to the Plan to each non-employee director upon election or appointment as a director from 5,000 shares to 3,750 shares of Common Stock; and (iii) increase the size of the annual option grant made pursuant to the Plan to each non-employee director who is a member of the Board of Directors on April 30 of each year during the term of the Plan from 2,500 shares to 3,750 shares of Common Stock.

     The Board of Directors recommended that the Plan Amendments be presented to the Corporation's shareholders for approval. The Board of Directors adopted the amendments relating to an increase in the number of shares of Common Stock issuable under the Plan to ensure that the Plan has sufficient shares reserved to allow for future grants under the Plan necessary for the Corporation to remain competitive in its recruiting efforts, particularly given the high rate of growth in the number of the Corporation's employees, and for the Corporation to retain existing executives and other key employees. In determining the appropriate size of the increase, the Board of Directors took into account the size of the option programs of a number of similar companies as well as the Corporation's future hiring plans. The amendments decreasing the number of shares subject to Options initially granted to an incoming non-employee director and increasing the number of Options granted annually to such a director were adopted to provide the Corporation's directors with a total compensation package that is competitive with the compensation provided to directors of similar companies.

     If the shareholders fail to approve the Plan Amendments, the Corporation would likely be severely constrained in its ability to attract and retain executives, other key employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for the Corporation's success. In addition, the Corporation would be required to provide additional cash compensation to employees who have been granted Options subject to shareholder approval.

     The following is a summary of the material provisions of the Plan.

     Administration of the Plan. The Option Plan/Compensation Committee administers the Plan. The Option Plan/Compensation Committee has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Options and determine the terms of all Options, except that non-employee directors are, in addition to discretionary grants, automatically granted Options both upon becoming members of the Board of Directors and annually pursuant to the formula described below. In addition, the Plan provides that no participant may be granted Options to purchase more than 100,000 shares of Common Stock in any one fiscal year. The Option Plan/Compensation Committee is required to make adjustments with respect to Options granted under the Plan in order to prevent dilution or expansion of the rights of any holder. The Plan requires that the Option Plan/Compensation Committee be composed of at least two directors, each of whom is an "outside director" as that term is defined for purposes of Section 162(m) of the Code. The Plan also requires that the Option Plan/Compensation Committee members be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. Each member of the Option Plan/Compensation Committee is an "outside director" as that term is defined for purposes of Section 162(m) of the Code and is a "Non- Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

     Amendment. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors, but no amendment without the approval of the shareholders of the Corporation shall be made if shareholder approval would be required under
Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Corporation is subject. Neither the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

     Options Issued Under Stock Option Plan. The terms of specific Options are determined by the Option Plan/Compensation Committee. The per share exercise price of the Common Stock subject to an ISO shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of an ISO granted to a holder of shares representing more than 10% of the total combined voting power of the Corporation (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. The per share exercise price of the Common Stock subject to a NQSO will be the price determined by the Option Plan/Compensation Committee. The term of each NQSO will be specified by the Option Plan/Compensation Committee, which will generally not exceed 10 years from the date of grant. However, the term of ISOs must not exceed 10 years after the date of the grant (five years, if granted to a 10% Shareholder). In addition, the fair market value of shares of Common Stock subject to ISOs (determined as of the date such ISOs are granted) exercisable for the first time by any individual during any calendar year may in no event exceed $100,000.

     Upon the exercise of an Option, the Option holder shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. At the Option Plan/Compensation Committee's discretion, the Plan allows the participant to pay the exercise price (i) in cash, shares of Common Stock, outstanding Options or other consideration or any combination thereof or
(ii) pursuant to a broker-assisted cashless exercise program, provided in each case that such methods avoid "short-swing" trading profits to the participant under Section 16(b) of the Exchange Act. The Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

     The unexercised portion of any Option granted to an officer or key employee under the Plan generally will be terminated (i) 30 days after the date on which the optionee's employment is terminated for any reason other than (A) Cause (as defined in the Plan), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the optionee's employment for Cause; (iii) (A) in the case of any ISO, three months after the date on which the optionee's employment is terminated by reason of retirement or one year after the optionee's employment is terminated by reason of mental or physical disability and (B) in the case of any NQSO, three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability which period may be extended in the discretion of the Option Plan/Compensation Committee up to one year after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (iv) (A) 12 months after the date on which the optionee's employment is terminated by reason of his death or (B) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

     Under the Plan, an Option generally may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option may be exercised only by the optionee or, in certain instances, by the optionee's guardian or legal representative, if any.

     Directors' Options. The Plan provides that each non-employee director, who has not previously received a grant of NQSOs, automatically will be granted a NQSO to purchase 5,000 shares of Common Stock on the date of appointment or election, subject to the provisions of the Plan. The Plan further provides that each non-employee director who is serving on the Board of Directors on April 30 of a year during the term of the Plan beginning in calendar year 1998 automatically will receive a NQSO to purchase 2,500 shares of Common Stock on May 1 of the following year. Upon approval of the Plan Amendments, the number of shares subject to Options granted to non-employee directors, on becoming members of the Board of Directors and subsequently on April 30 of each year, will be decreased to 3,750 and increased to 3,750, respectively, as described above. The exercise price of the shares of Common Stock subject to Options granted automatically to each non-employee director shall be 100% of the fair market value of the shares of Common Stock on the date of grant. In addition to Options which may be automatically granted to non-employee directors, the Plan provides that non-employee directors generally may be granted Options at the discretion of the Option Plan/Compensation Committee. Options granted to non-employee directors only may be exercised within ten years of the date of grant. Options granted to non-employee directors terminate (i) 30 days after termination of the director's service as a director of the Corporation for any reason other than retirement or mental or physical disability or death, (ii) three months after the date the director ceases to serve as a director of the Corporation due to retirement or physical or mental disability, which period may be extended at the discretion of the Option Plan/Compensation Committee up to one year after the date on which the director ceases to serve as a director of the Corporation due to retirement physical or mental disability or (iii) (A) 12 months after the date the director ceases to serve as a director due to his death or (B) three months after the death of the director if such death shall occur during the three-month period following the date the director ceased to serve as a director of the Corporation due to physical or mental disability. Except as discussed herein, Options granted to non-employee directors are on the same terms and conditions as all other NQSOs granted pursuant to the Plan.

     As of October 28, 1999, the following individuals and groups had been granted Options under the Plan to purchase shares in the amounts indicated: E. Kenneth Seiff (Chairman of the Board, Chief Executive Officer, President and Treasurer): 75,000 shares; Patrick C. Barry (Executive Vice President of Operations and Chief Financial Officer): 105,000 shares; Jonathan B. Morris (Executive Vice President and Secretary): 105,000 shares; Martin Miller (Director): 13,250 shares; Robert G. Stevens (Director): 13,250 shares; Red Burns (Director): 10,750 shares; Neal Moszkowski (Director): 3,750 shares; all current executive officers as a group: 285,000 shares; all current non-executive officer directors as a group: 41,000 shares; and all employees, including officers other than executive officers, as a group: 305,816 shares. As of October 28, 1999, the market value of the Common Stock underlying outstanding Options was approximately $5.7 million.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Although the Corporation cannot currently determine the number of shares subject to Options that may be granted in the future to executive officers, each of the executive officers of the Corporation has an interest in the approval of the Plan Amendments in so far as they are likely to be recipients of future Options.

     Mr. Stevens has a direct interest in the approval of the Plan Amendments as he has been granted, pursuant to the terms of his employment agreement with the Corporation, an Option to purchase 100,000 shares of Common Stock subject to shareholder approval of the Plan Amendments.

     As non-employee directors of the Corporation, each of Ms. Burns, Ms. Saltzman and Messrs. Miller, Goldstein and Moszkowski has a direct interest in the approval of the Plan Amendments, which would increase the size of the annual Option grant made pursuant to the Plan to each non-employee director who is a member of the Board of Directors on April 30 of each year during the term of the Plan from 2,500 shares to 3,750 shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of the benefits awarded under the Plan.

     There will be no federal income tax consequences to employees, directors, consultants or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee, director or consultant generally will have taxable ordinary income, subject, in the case of an employee, to withholding, in an amount equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in an amount equal to such excess, provided the Corporation complies with applicable reporting and/or withholding rules. Any ordinary income realized by an employee, director or consultant upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a NQSO, employees, directors and consultants will realize capital gain or loss, which capital gain may be subject to reduced rates of tax if such stock was held for more than one year prior to the sale.

     An employee, director or consultant who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     With respect to ISOs, no compensation income is recognized by an optionee, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of the optionee for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs and (ii) one year from the date of acquisition of the shares upon exercise of an ISO, any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the Option price and the sale price of the underlying Common Stock. The net federal income tax effect on the holder of ISOs is to defer, other than for alternative minimum tax purposes, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Corporation will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Corporation satisfying its withholding and/or reporting obligations.

     If an optionee is permitted to, and does, make the required payment of the Option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an Option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

     If the Corporation delivers cash, in lieu of fractional shares, or shares of Common Stock to an employee pursuant to a cashless exercise program, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable reporting and/or withholding requirements.

     If an optionee is permitted to, and does, exercise an ISO later than three months (one year in the event of the optionee's disability, as defined in Code
Section 22(e)(3)) of the optionee's termination of employment (other than by reason of death), the optionee will recognize income, and the Corporation generally will be entitled to a deduction, upon exercise of the Option in accordance with the rules for NQSOs described above, provided it complies with applicable reporting and/or withholding requirements.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees ("covered employees") of publicly held corporations, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Because an employer is not, except in the case of a disqualifying disposition, entitled to a deduction upon the grant or exercise of an ISO in any event, this provision generally does not affect the Corporation's tax treatment with regard to ISOs. The compensation element of NQSOs granted by "outside directors" under a plan approved by shareholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant is considered performance-based compensation, if certain requirements are met. The Plan meets such requirements and, accordingly, the compensation element of NQSOs will not be subject to the deduction limitation of
Section 162(m).

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

     The Board of Directors recommends a vote FOR approval of the Plan
Amendments.

                                 OTHER BUSINESS

     The Board of Directors currently knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              SHAREHOLDER PROPOSALS

     The Corporation's Amended and Restated By-laws, as amended, provide that a shareholder who intends to present a proposal for shareholder vote at the Corporation's 2000 Annual Meeting must give written notice to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to the date that is one year from the date of the Corporation's 1999 Annual Meeting. Accordingly, any such proposal must be received by the Corporation between August 11, 2000 and September 10, 2000. The notice must contain specified information about the proposed business and the shareholder making the proposal. If a shareholder gives notice of a proposal after the deadline, the Corporation's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2000 Annual Meeting. In addition, in order to include a shareholder proposal in the Corporation's proxy statement and form of proxy for the 2000 Annual Meeting, such proposal must be received by the Corporation at its principal executive offices no later than the close of business on July 5, 2000 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE RESPECTFULLY REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                       By Order of the Board of Directors,

                                       /s/ E. KENNETH SEIFF
                                       E. KENNETH SEIFF
                                       President and Chief Executive Officer


Dated: November 5, 1999

[FRONT]

                                  BLUEFLY, INC.
                                      PROXY
                        Annual Meeting, December 9, 1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints E. KENNETH SEIFF and JONATHAN MORRIS as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated on the reverse side, all shares of Common Stock and Series A Preferred Stock of Bluefly, Inc. held on record by the undersigned on October 28, 1999, at the Annual Meeting of Shareholders to be held on December 9, 1999, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

     (Continued and to be signed on the reverse side.)

A   |X| Please mark your votes as in this example.

                          VOTE FOR
                   all nominees listed at             VOTE WITHHELD
                   right except as marked to the         AUTHORITY
                       contrary below                from all nominees
1.      ELECTION            [ ]                            [ ]
        OF
        DIRECTORS

FOR, EXCEPT VOTE                                 Nominees:  Class 1
WITHHELD AS TO                                              Red Burns
THE FOLLOWING                                               Martin Miller
NOMINEES (IF ANY):                                          Robert G. Stevens

                                                            Class 2
                                                            E. Kenneth Seiff
                                                            Mark H. Goldstein
                                                            Ellin J. Saltzman

                                   FOR         AGAINST         ABSTAIN
2.  PROPOSAL TO APPROVE THE
    PLAN AMENDMENTS.               [ ]           [ ]             [ ]

3. IN THEIR DISCRETION, THE NAMED PROXIES MAY VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


-------------------

The undersigned acknowledges receipt of the accompanying Proxy Statement dated November 5, 1999.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                                DATE
                                                    -------------------------

-----------------------------------
SIGNATURE OF SHAREHOLDER


-----------------------------------
SIGNATURE IF HELD JOINTLY


NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as a attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

                                                                      APPENDIX 1


                                  BLUEFLY, INC.
                             1997 STOCK OPTION PLAN

SECTION 1.  PURPOSE

         The purposes of this Bluefly, Inc. 1997 Stock Option Plan (the "Plan") are to encourage selected employees, consultants and directors of Bluefly, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

SECTION 2.  DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a non-employee director within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

         (e) "Consultant" shall mean any Person who contracts to provide services to the Company as an independent contractor.

         (f) "Fair Market Value" shall mean, with respect to Shares or other securities (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Shares are then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee; or
(iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith.

         (g) "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

         (h) "Key Employee" shall mean any officer, director or other employee who is a regular full-time employee of the Company or its present and future Affiliates.

         (i) "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company or any Affiliate.

         (j) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not an Incentive Stock Option.

         (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         (1) "Option Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

         (m) "Participant" shall mean a Key Employee, Consultant or Non-Employee Director who has been granted an Option under the Plan.

         (n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

         (p) "Shares" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 4(b) of the Plan.

         (q) "Ten Percent Shareholder" shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company.

SECTION 3.  ADMINISTRATION

         (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any shareholder of the Company or any Affiliate, and any employee of the Company or of any Affiliate.

         (b) Powers. Subject to the terms of the Plan and applicable law and except as provided in Section 7 hereof, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Options granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Options granted thereunder and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4.  SHARES AVAILABLE FOR OPTIONS

         (a) Shares Available. Subject to adjustment as provided in Section
4(b):

                  (i) Limitation on Number of Shares. Options issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued to Key Employees, Consultants and Non- Employee Directors pursuant to, or by reason of, Options is 500,000. No Participant shall be granted in any one fiscal year Options to purchase more than 100,000 Shares. To the extent that an Option granted to a Participant ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Option shall again become available for award under the Plan; provided, however, that in the case of the cancellation or termination of an Option in the same fiscal year that such Option was granted, both the canceled Option and the newly granted Option shall be counted in determining whether the recipient has received the maximum number of such Options under the Plan for such fiscal year.

                  (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Option to (A) a Key Employee or Consultant or (B) a Non-Employee Director shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan to (x) Key Employees and Consultants or (y) Non-Employee Directors, respectively.

                  (iii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (b) Adjustments. In the event that the Committee shall determine that any (i) subdivision or consolidation of Shares, (ii) dividend or other distribution (in the form of Shares), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (of a type described in Treasury Regulation Section 1.162-27(e)(2)(iii)(C)), affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Options, (y) the number and type of Shares subject to outstanding Options, and
(z) the grant, purchase, or exercise price with respect to an Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option, provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a Non-Qualified Stock Option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to any Participant in any fiscal year; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

SECTION 5.  ELIGIBILITY

         Options may be granted only to Key Employees, Consultants and Non-Employee Directors; provided, however, that Incentive Stock Options may be granted only to Key Employees. In determining the Persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee shall take into account the nature of the Person's duties, such Person's present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the

Plan. A Key Employee or Consultant who has been granted an Option or Options under the Plan may be granted an additional Option or Options, subject to such limitations as may be imposed by the Code on the grant of incentive Stock Options.

SECTION 6.  OPTION

         The Committee is hereby authorized to grant Options to Participants upon the following terms and the conditions (except to the extent otherwise provided in Section 7) and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (a) Exercise Price. The purchase price per Share purchasable under Incentive Stock Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided that the purchase price per Share purchasable under Incentive Stock Options granted to Ten Percent Shareholders shall be not less than 110% of the Fair Market Value of a Share on the date of grant. The purchase price per Share purchasable under Non-Qualified Stock Options shall be the price determined by the Committee.

                  (b) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant, or in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 5 years from the date of grant.

                  (c) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid "short-swing" profits to the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

                  (d) Early Termination. The unexercised portion of any Option granted to a Key Employee or Consultant under the Plan will generally be terminated (i) thirty (30) days after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, for any reason other than (A) Cause (as defined below), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the Key Employee's employment for Cause; (iii) in the case of any Incentive Stock Option, three months after the date on which the Key Employee's employment is terminated by reason of retirement or one year after the Key Employee's employment is terminated by reason of mental or physical disability, or in the case of any Non-Qualified Stock Option, three months after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of retirement or mental or physical disability, or in the discretion of the Committee up to one year after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of retirement or mental or physical disability; or (iv)(A) 12 months after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of the death of the Key Employee or the Consultant, as the case may be, or (B) three months after the date on which the Key Employee or the Consultant, as the case may be, shall die if such death shall occur during the three-month period following the termination of the Key Employee's employment or the cessation of the Consultant's services, as the case may be, by reason of retirement or mental or physical disability. The term "Cause," as used herein, shall mean (w) the Key Employee's willful misconduct or fraud in the performance of his duties under such Key Employee's employment arrangement with the Company, (x) the continued failure or refusal of the Key Employee (following written notice thereof) to carry out any reasonable request of the Board for the provision of services under such Key Employee's employment arrangement with the Company, (y) the material breach by the Key Employee of his employment arrangement with the Company or (z) the entering of a plea of guilty or nolo contendere to or the conviction of the Key Employee for a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct. For purposes of this paragraph (d), no act shall be considered willful unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

                  (e) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

                  (f) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

                  (g) Limits on Transfer of Options. Subject to Code Section 422, no Option and no right under any such Option, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Option upon the death of the Participant. Each Option, and each right under any such Option, shall be exercisable during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Option that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (h) Term of Options. Except as set forth in Section 6(b) and
         Section 7, the term of each Option shall be for such period as may be determined by the Committee.

                  (i) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.  OPTIONS AWARDED TO NON-EMPLOYEE DIRECTORS

         Each Non-Employee Director who was a member of the Board on the Effective Date (defined hereafter) shall automatically be granted on such date a Non-Qualified Stock Option to purchase 5,000 Shares, subject to all of the provisions of the Plan. Each person who is either elected or appointed a Non-Employee Director, and who has not previously received a grant of Non-Qualified Stock Options pursuant to the Plan, shall automatically be granted a Non-Qualified Stock Option to purchase 5,000 Shares on the date of their appointment or election, subject to the provisions of the Plan. In addition, each Non-Employee Director who is a member of the Board on April 30 of a year during the term of the Plan beginning in calendar year 1998 shall automatically be granted a Non-Qualified Stock Option to purchase 2,500 Shares on May 1of the following year. All Options granted to Non-Employee Directors pursuant to the Plan shall (a) be (in the case of a grant under this Section 7) at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date of the grant; (b) have (in the case of a grant under this Section 7) a term of 10 years; (c) terminate (i) thirty (30) days after termination of a Non-Employee Director's service as a director of the Company for any reason other than retirement or mental or physical disability or death, (ii) thirty (30) days after the date the Non-Employee Director ceases to serve as a director of the Company due to retirement or physical or mental disability, or in the discretion of the Committee up to one year after the date the Non-Employee Director ceases to serve as a director of the Company due to retirement or physical or mental disability or (iii)(A) 12 months after the date the Non-Employee Director ceases to serve as a director due to the death of the Non-Employee Director or (B) three months after the death of the Non-Employee Director if such death shall occur during the three month period following the date the Non-Employee Director ceased to serve as a director of the Company due to physical or mental disability; and (d) be otherwise on the same terms and conditions as all other Options granted pursuant to the Plan.

SECTION 8.  AMENDMENT AND TERMINATION

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

         (a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval would be required under Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

         (b) Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent enlargement of the benefits or potential benefits to be made available under the Plan.

         (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.  ELECTION TO HAVE SHARES WITHHELD

         (a) In combination with or in substitution for cash withholding or any other legal method of satisfying federal and state withholding tax liability, a Participant may elect to have Shares withheld by the Company or to have Shares sold in a broker-assisted transaction in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided (i) the Committee shall have adopted procedures providing for a withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a Participant elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the date of grant of the Option, except, however, such six (6) month condition shall not apply if the Participant's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, or (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

         (b) A share withholding election shall be deemed made when written notice of such election, signed by the Participant, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

         (c) If a Participant has made a share withholding election pursuant to this Section 9, and (i) within thirty (30) days of the date of exercise of the Option, the Participant elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of the Option, then such Participant will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the Participant's election pursuant to Section 83(b) of the Code; or (ii) if the Participant has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such Participant will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount.

SECTION 10. VESTING LIMITATION ON INCENTIVE STOCK OPTIONS

         The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

SECTION 11. GENERAL PROVISIONS

         (a) No Rights to Awards. No Key Employee or Consultant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or Consultants or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.

         (b) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

         (e) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Option shall remain in full force and effect.

         (f) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 12. DEDUCTIBILITY OF COMPENSATION

         Prior to the end of the "reliance period" as defined in Treasury Regulation Section 1.162-27(f)(2), the Committee shall take such actions, if any, that it deems necessary or appropriate so that the compensation element of Non-Qualified Stock Options will qualify as "qualified performance-based compensation," within the meaning of Treasury Regulation Section 1.162-27(e).

SECTION 13. EFFECTIVE DATE OF THE PLAN

         The Plan is effective as of the closing of the Company's initial public offering (the "Effective Date").

SECTION 14. TERM OF THE PLAN

         The Plan shall continue until the earlier of (i) the date on which all Options issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) March 4, 2007. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.




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